UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14 (a)of the Securities
Exchange Act of 1934 (Amendment No.___ )

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The Bureau of National Affairs, Inc.
(Name of Registrant as Specified in Its Charter)

______________________________________________________
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T H E B U R E A U O F N A T I O N A L A F F A I R S , I N C .

Cynthia J. Bolbach	(202) 452-4580
Vice President and	Fax: (202) 452-4226
Corporate Secretary	E-mail: cbolbach@bna.com

                                                                                                                                                                        March 30, 2007
TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.
You are cordially invited to attend the annual meeting of the Corporation’s stockholders on April 21, 2007, at 10:00 a.m. at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C., to elect the 15 members of the Board of Directors, to vote on a resolution proposed by shareholders, and to transact such other business as may properly be brought before the meeting.

An annual report, which includes financial statements for the year ended December 31, 2006, is enclosed for your information. Also enclosed are a proxy statement and, for Class A stockholders, a proxy form/envelope and ballot. The number of shares of the Corporation’s common stock held directly by you, and held in your name by the Stock Fund Trustee of the BNA 401(k) Plan, is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope carefully.

The Board of Directors has asked, and the Secretary of the Corporation has designated, CSC Entity Services, Wilmington, Del., to conduct the balloting, tabulate the results, and seal and store the ballots afterwards.

The Board of Directors requests the participation either in person or by proxy of each stockholder at the annual meeting. IT IS IMPORTANT THAT YOU VOTE. You can mail your ballot directly to CSC Entity Services, using the business reply envelope that is enclosed, or you can place it in one of the three ballot boxes provided at BNA. Ballot boxes are located in the link lobby of the 25th Street building, on the second floor of the 23rd Street building, and in the main reception area at Rockville; ballots deposited there will be picked up and forwarded to CSC Entity Services for tabulation. If you mail your ballot, please do so in time to ensure that it is received at the CSC Entity Services offices in Wilmington no later than April 16. You can also bring your ballot and cast it at the annual meeting on April 21.

                                                                Cordially,
                                                                s/Cynthia J. Bolbach
                                                                Cynthia J. Bolbach

Enclosures

1231 Twenty-fifth Street, Northwest, Washington, DC 20037    ☐    Telephone (202) 452-4200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
April 21, 2007

THE BUREAU OF NATIONAL AFFAIRS, INC.
1231 25th Street, N.W.
Washington, D.C. 20037
SOLICITATION AND VOTING INFORMATION

Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors and for voting on the shareholder proposal), is made by and on behalf of The Bureau of National Affairs, Inc. (“BNA") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, at the Washington Marriott Hotel, 1221 22nd Street, N.W., Washington, D.C. on Saturday, April 21, 2007, and at any adjournments of such meeting. The expense of this solicitation will be paid by BNA. Officers, directors, and employees of BNA may make solicitations of proxies by telephone, regular mail, e-mail, or in person. This proxy statement and proxy form were first mailed to BNA stockholders on or about March 30, 2007. An annual report, including financial statements for the year ended December 31, 2006, is enclosed with this proxy statement.

BNA has 30,000,000 authorized shares of Class A voting common stock ($1.00 par value), 30,000,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 5,000,000 authorized shares of Class C non-voting common stock ($1.00 par value). Only holders of Class A common stock of record at the close of business on March 17, 2007, are entitled to vote at the meeting or any adjournment thereof on the election of the 15 members of the Board of Directors, on the shareholder proposal, and on any other business that may come before the meeting. On such date, there were 12,598,057 shares of Class A common stock outstanding. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given on the proxy. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY FORM/ENVELOPE AS SOON AS POSSIBLE. IF YOU MAIL YOUR BALLOT, PLEASE MAIL IT IN TIME FOR IT TO BE RECEIVED BY CSC ENTITY SERVICES IN WILMINGTON, DEL., BY APRIL 16, 2007. You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable at any time before the presiding officer’s call for a vote at the meeting, upon your filing of a written notice of revocation with Cynthia Bolbach, Corporate Secretary.

A majority of all outstanding Class A shares entitled to vote at the Annual Meeting constitutes a quorum. Once a Class A share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting. Class A shares represented by properly-executed proxies, including those shares held in the stockholder’s name by the Stock Fund Trustee of the BNA 401(k) Plan, will be voted in accordance with the directions indicated on the ballot portion of the proxy. If the ballot portion of the proxy is not returned for shares held by the Stock Fund Trustee, the Trustee will assume that the instructions as to those shares are to not vote those shares. A plurality of the votes cast is required for the election of directors, as discussed below. With respect to the election of directors, abstentions or instructions to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote. The resolution proposed by shareholders must be approved by a majority of the outstanding Class A shares. Abstentions or instructions to withhold authority to vote on the shareholder proposal will have the effect of a vote against the proposal. For further information concerning voting, see Section VII, Voting Procedures.

I.  ELECTION OF DIRECTORS

Fifteen directors of the Corporation are to be elected at the 2007 Annual Meeting to serve until their successors are elected at the next annual meeting. As provided in BNA’s By-Laws, 10 directors are BNA stockholders, and five directors are independent directors who do not own BNA stock.

Stock Ownership of Executive Officers and Nominees for 10 "Inside" Directorships
(Further information about the nominees is contained in the
Biographical Sketches section of this Proxy Statement)

			Shares of common stock beneficially
Name and if applicable,		Offices with the	owned on February 24, 2007, and % of
year first served as		Corporation	outstanding shares of class (all shares are
a Director	Age	or its subsidiaries	Class A except as indicated)

*Paul A. Blakely	49	Manager, Financial Planning	59,540	.48(a)
2004		and Analysis
		Assistant Treasurer

*Cynthia J. Bolbach	59	Vice President and	38,684.31
2001		Corporate Secretary

*Eunice Lin Bumgardner	46	Vice President	53,878.43
2000		General Counsel

*Sandra C. Degler	67	Retired; Chairman of the Board;	530,445	Class B
1990		Chairman, Tax Management, Inc.		3.06(a)

*Neil R. Froemming	60	Retired: formerly	178,545	Class B
2003		Technical Support Manager		1.03(a)
		BNA Software

*Margaret S. Hullinger	42	Executive Editor and Publisher	39,994.32
2005		BNA Books

*George J. Korphage	60	Vice President and	271,820	2.19
1988		Chief Financial Officer

*Gregory C. McCaffery	46	Vice President and	106,690.86
1997		Chief Operating Officer;
		President, Tax Management

Darren P. McKewen	45	Group Publisher	14,549.12
		Tax Management Inc.

*Robert L. Velte	59	Retired;formerly	65,756	Class B
1996		Vice President		.38
		Strategic Development

*Paul N. Wojcik	58	President and	165,164	1.33
1989		Chief Executive Officer
		Vice Chairman of the Board

Stock Ownership of Nominees for Five Independent Directors

			Shares of common stock beneficially
Name and if applicable,			owned on February 24, 2007, and % of
year first served aserved as			outstanding shares of class (all shares
a Director	Age	Principal Occupation	are Class A except as indicated)

*Gerald s. Hobbs	65	Retired; formerly	-0-
2003		Chairman and CEO, VNU, Inc.

*Jonathan Newcomb	60	Senior Advisor	-0-
2001		Coady Diemar Partners

*Susan E. Rice	42	Senior Fellow, Foreign Policy	-0-
2004		Studies, The Brookings Institution

*Ellen Taus	48	Chief Financial Officer,	-0-
2002		Oxford University Press

*Daniel W. Toohey	67	Retired; formerly	-0-
1991		counsel, Dow, Lohnes & Albertson

*Member of Present Board

(a)
Mr. Blakely, Mrs. Degler's and Mr. Froemming's shares include 3,611 Class A, and 301,045 and 24,406 Class B shares respectively, owned by their spouses.  These shares may be deemed to be beneficially owned by the nominee under the rules and regulations of the Securities and Exchange Commission.  The nominee, however, disclaim beneficial ownership of the BNA shares owned by his or her spouse.

As of February 24, 2007, all directors and executive officers as a group beneficially owned 872,452 shares of Class A common stock, or 7.01 percent of the outstanding Class A shares, and 774,746 shares of Class B common stock, or 4.47 percent of the outstanding Class B shares. These share totals include 3,611 Class A and 325,451 Class B shares held by spouses of persons in the group, each of whom disclaims beneficial ownership of all such shares.

II. PROPOSED RESOLUTION SUBMITTED BY SHAREHOLDERS

The following proposal is submitted by Class A stockholders Michelle Amber, Angela Britt, Erik Brown, Gloria Deigh, Bruce Kaufman, Gail Keller, Ken May, Susan McGolrick, Nancy Montwieler, Reza Namdar, and Chrissie Vidas:

  RESOLVED, that the shareholders of The Bureau of National Affairs, Inc., recommend that the Board of Directors adhere to the company’s traditions and discontinue the pilot incentive-based compensation program for a limited group of senior management executives and business unit heads.

Proponents’ Statement in Support of Proposal:

“An employee-owned company must be truly egalitarian in spirit. This means considerable compression in the salary structure. It means no stock options or other form of incentive bonus for managers. It means no executive dining room.” -- BNA founder John Stewart

BNA President Paul Wojcik, in the Outlook section of the last annual report, wrote “BNA’s solid financial performance positions us well for future growth.” He noted that changes in the sales force “along with the release of new or notably improved products, should lead to stronger revenue growth in our core services business in 2006.”

Yet, the Board of Directors created an incentive program exclusively for top executives, purportedly to spur the growth that Wojcik predicted would already take place, in defiance of the culture and principles that have made BNA successful.

Executive compensation plans, such as this one, ill serve shareholders. The recently implemented plan should be discontinued because

•
One of the advantages of employee ownership is that we all can be shareholders and that we all should feel responsible for the company’s well-being. This plan fosters the view that the company’s well-being is in the hands of a few top executives;

•
BNA shareholders are not day traders, but long-term investors. The financial health of BNA on January 1, 2018 is as important as its health on January 1, 2008. This plan puts an unhealthy emphasis on short-term year-to-year results;

•	It may enhance shareholder risk by increasing the potential for budgetary errors and manipulation;
•	It may lower morale among employees who are not beneficiaries of the plan.

We believe BNA can remain a prosperous, growing business without sacrificing its core principles.

Board of Directors Statement in Opposition to the Shareholder Proposal:

Performance-based incentive compensation at BNA is a change - one of many changes that have occurred over the past few years. But it’s a necessary change if BNA is to compete successfully in an industry that itself has changed enormously in the last decade. John Stewart may have been egalitarian in spirit, but he was always open to change if he thought it necessary to ensure BNA’s continued viability as a company.

A pay benchmarking study done in 2005 by Towers Perrin, an independent human resources consulting firm, found senior management compensation at BNA to be well below that offered by our competitors, largely because BNA lacked an incentive compensation program. This study validated the ongoing concerns expressed by the BNA Board’s Executive Compensation Committee - made up of the Board’s five “outside” directors - over BNA’s ability to hire, and retain, the best people for senior management positions. The recent announcement by Vice President and Chief Financial Officer George Korphage that he will retire at the end of April 2007 highlights the reality that change in management positions is a fact of business life. It is plainly apparent to the Board, and confirmed by all the executive recruiters we have consulted, that BNA, without an incentive compensation program, will not be able to hire the best candidates for top executive positions.

The Board could have responded to the Towers Perrin salary study by simply increasing the base pay of senior management - an action which would have a financial impact year after year regardless of the company’s financial performance. Instead, the Board decided, based upon the Executive Compensation Committee’s recommendation, to institute a pilot performance-based incentive compensation program (see page 9). A performance-based incentive compensation program rewards participants only if predetermined financial targets are achieved - and the achievement of those financial targets in turn rewards all stockholders.

BNA’s operating profit for 2006 came in at $4.5 million over budget prior to a non-cash write down of goodwill at Kennedy Information. There were 16 participants in the pilot incentive compensation program, who earned payouts ranging from 0 - 15 percent of their salary, with a total payout of $219,000.

The Board believes that incentive compensation helps drive management performance toward achieving, and beating, the targeted financial goals. It further believes that even better financial results can be achieved through broadening the number of those who participate in the program. The incentive compensation program will be expanded for 2007 to include additional business unit heads and senior managers. As with the pilot, input from compensation experts will be used to ensure that those who participate can’t manipulate results or sacrifice long-term growth for short-term gain. Further, a comprehensive management salary study will be undertaken in 2007, with the aim of determining how to establish performance-based compensation broadly across BNA’s management salaries.

Change only for the sake of change shouldn’t happen. But change that drives and improves performance must happen. Performance-based incentive compensation rewards all stockholders by allowing BNA to compete effectively in the hiring and retention of senior executive talent, and by providing an effective spur to management performance.

The Board of Directors recommends a vote AGAINST the shareholder proposal.

III. CORPORATE GOVERNANCE

BNA’s By-Laws establish the following standing committees: Executive, Audit, Budget, Corporate Governance, and Executive Compensation. The Board of Directors met eight times during 2006. No director attended fewer than 75 percent of the meetings of the board and the meetings of the committees upon which he or she served. The Board expects all members to attend all Board meetings and all annual or special meetings of stockholders; all Board members attended the 2006 Annual Meeting.

Shareholders who wish to send communications to the Board or to a particular member of the Board may do so by delivering a written communication to Cynthia J. Bolbach, Vice President and Secretary, The Bureau of National Affairs, Inc., 1231 25th Street, N.W., Washington, D.C. 20037 (after Aug. 15, 2007, to 1801 S. Bell Street, Arlington, Va. 22202), and she will promptly forward any such written communications to the indicated director or directors.

Audit Committee. The Audit Committee’s primary function is to assist the Board in fulfilling the Board’s oversight of BNA’s financial reporting and accounting policies. The committee operates pursuant to a written charter, which is included in this proxy statement. The Charter is reviewed annually by the committee and by the Board. The Audit Committee is composed of five persons. All of the members of the Audit Committee are “independent,” as defined by Securities and Exchange Commission rules. None of the committee members is or has been an officer or employee of BNA, has accepted any consulting, advisory, or other compensatory fees from BNA or any of its subsidiaries other than in his or her capacity as a director, or is an “affiliated person” of BNA or any of its subsidiaries. In addition, the Board has determined that Ellen Taus is an “audit committee financial expert” as defined by the Securities and Exchange Commission. During 2006, the Audit Committee met 13 times. Members of the Audit Committee are Ms. Taus, Ms. Rice, and Messrs. Hobbs, Newcomb, and Toohey.

 Corporate Governance Committee. The Corporate Governance Committee advises the Board on matters of governance and corporate practice as well as any other matters that may be assigned to it for study by the Board. The committee operates pursuant to a written charter that was adopted by the Board in June 2004. During 2006, the committee met four times. Members of the Corporate Governance Committee are Mrs. Degler, Ms. Taus, Ms. Rice, and Messrs. Hobbs, Newcomb, and Toohey.

Executive Committee. The Executive Committee has the authority to exercise all powers of the Board (except as otherwise provided or required by law) when the Board is not in session, and, during the intervals between Board meetings, provides advice and assistance in matters concerning management of the business. During 2006, the Executive Committee met four times. Its members are Mrs. Degler and Messrs. Korphage, McCaffery, Velte, and Wojcik.

Executive Compensation Committee. The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Chairman and of the President and Chief Executive Officer, and assists the Board generally in matters of executive compensation. There is no written charter for the Executive Compensation Committee. The committee worked during 2006 with Towers Perrin, an independent human resources and compensation consulting firm, to develop a pilot performance-based incentive compensation program. Towers Perrin was engaged by BNA to perform this service, at the direction of the committee. During 2006, the Executive Compensation Committee met seven times. Its members are Ms. Rice, Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey.

Nomination of Directors. There is no standing Nominating Committee, nor is there a charter for the Nominating Committee. Under BNA’s By-Laws, a Nominating Committee is appointed in the event of a vacancy on the Board. The By-Laws further provide that members of the Board shall automatically be renominated, with the exception of independent directors elected to the Board since April 2003. Those directors are automatically renominated for five one-year terms and may be renominated for an additional five one-year terms. At its meeting on Feb. 8, 2007, the Board renominated independent director Jonathan Newcomb, who is completing his sixth term, and independent director Ellen Taus, who is completing her fifth term, for additional one-year terms. A summary of the By-Law provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations, was mailed to each Class A stockholder on March 1, 2007. Because the Board believes that these By-Law provisions offer stockholders the opportunity to nominate candidates for the Board, there is no specific policy in place concerning the Nominating Committee’s consideration of candidates recommended by stockholders.

Directors’ Compensation. The directors who are BNA employees are not compensated for their services as BNA directors. During 2006, the directors who are not stockholders -- the independent directors -- received an annual retainer of $16,000 for Board service and $2,500 for each standing committee on which the director serves (except for the Audit Committee, for which the annual retainer was $4,000 for committee members and $7,500 for the Chair). Additionally, independent directors are paid a fee of $1,500 per Board meeting attended and reimbursement for travel expenses. Each independent director serves on the Audit Committee, the Corporate Governance Committee, and the Executive Compensation Committee. The independent directors also receive an annual supplemental compensation payment that is based on BNA’s financial progress during the director’s service on the board. This supplemental compensation is based on the growth of BNA’s cash flow per share (as defined) during the director’s tenure on the board. Because the supplemental compensation formula is based upon a financial measure which influences BNA share price and dividend decisions, the board believes that this compensation more closely aligns the total compensation of the outside directors to the interests of shareholders. The independent directors’ fees and the annual supplemental compensation payment were established by action of the full Board.

Mrs. Degler was compensated for her services in 2006 as chairman of the BNA Board, as chairman of the Tax Management board, and as a consultant, pursuant to a recommendation of the Executive Compensation Committee and approved by the full Board of Directors at its meeting in December 2005. Messrs. Froemming and Velte, as retired stockholder members of the Board, were paid a fee of $1,500 per Board meeting attended in 2006, pursuant to a resolution of the full Board regarding fees to be paid to retiree directors. Messrs. Froemming and Velte were also compensated in 2006 for consulting services.

Director Summary Compensation Table. The table below summarizes the compensation earned by non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned	All Other Compensation (1)	Total
Sandra Degler	$132,000	$0	$132,000
Gerald Hobbs	$37,000	$9,545	$46,545
Jonathan Newcomb	$35,500	$11,634	$47,134
Susan Rice	$37,000	$9,545	$46,545
Ellen Taus	$33,500	$10,976	$44,476
Daniel Toohey	$37,000	$20,000	$57,000
Neil Froemming	$12,000	$6,555	$18,555
Robert Velte	$12,000	$7,500	$19,500

(1) All other compensation includes supplemental cash compensation for Ms. Rice, Ms. Taus and Messrs. Hobbs, Newcomb, and Toohey, and consulting fees Messrs. Froemming and Velte.

Compliance with Section 16(a) of the Securities Exchange Act of 1934. Based on a review since January 2006 of Statements of Beneficial Ownership of Securities on Form 3, Form 4, and Form 5 (and any amendments thereto), these forms were filed on a timely basis by all directors, officers, or any other person subject to Section 16 of the Securities Exchange Act of 1934.

 Performance Graph.

IV. EXECUTIVE COMPENSATION

A. Compensation Discussion and Analysis

Compensation Philosophy and Ojectives

BNA’s management compensation program is designed to attract, retain, motivate, and reward a highly qualified productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment.

The compensation of the President and Chief Executive Officer and the Chief Financial Officer, and the other individuals included in the Summary Compensation Table below (referred to as the “named executive officers”) is designed to reward the achievement of annual, long-term, and strategic goals. Toward this end, the Executive Compensation Committee meets annually with the President and Chief Executive Officer to review achievement of designated objectives for the prior year, and to set objectives for the coming year. In turn, the President and Chief Executive Officer meets with the other named executive officers to review achievement of objectives for the prior year, and to establish objectives for the upcoming year. The Executive Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Chairman and of the President and Chief Executive Officer.

In April 2006, the committee approved a pilot performance-based incentive compensation program, to be in effect for fiscal year 2006. This pilot program was initiated based in part upon the findings of a pay benchmarking study done by Towers Perrin, an independent human resources consulting firm, which showed senior management compensation at BNA to be well below that offered by other companies in BNA’s markets, principally because BNA lacked any incentive compensation program, and in part upon the committee’s belief that incentive compensation helps drive performance and achieve results. The committee directed Towers Perrin to design a pilot program that would more directly reward the 16 participants for exceeding key performance goals such as specific revenue growth and operating profit levels. The pilot program used an individualized, pre-determined matrix to determine how much incentive compensation (if any) would be earned by each participant in the program, with potential payouts ranging from 5 to 15 percent of the participant’s base salary. In early 2007, the committee reviewed the pilot program, determined that such performance-based pay in fact does help achieve BNA’s annual, long-term, and strategic goals, and began work on formulating a performance-based incentive compensation program for 2007 that would include a broader range of participants.

Principal Elements of Compensation

For the fiscal year ended Dec. 31, 2006, the principal elements of compensation for the named executive officers were:

•
Base salary. BNA provides the named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary is intended to be the major component of the named executive officers’ compensation. The Executive Compensation Committee annually recommends to the Board the base salary to be paid to the President and Chief Executive Officer, based upon the attainment of objectives as noted above. The committee recommended, at the Board’s April 15, 2006, meeting, that the base salary to be paid to the President and Chief Executive Officer for 2006 be $560,000, an increase of 6.7 percent, for the period June 2006 - June 2007. After full discussion, the Board approved the base salary for the President and Chief Executive Officer for the period June 2006 - June 2007. The President and Chief Executive Officer reviews the performance, and establishes the base salaries, of each of the other named executive officers, with the exception of Ms. Clark, whose performance is reviewed, and base salary is established, by Mr. McCaffery. During 2006, the merit increase “pool” for base salaries for these named executive officers was the same 4 percent pool as for other management employees.

•
Profit Sharing. The named executive officers participate in the BNA Employees’ Cash Profit Sharing Plan, which distributes a percentage of the operating profit (as defined) to all full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives. The amount each employee receives is determined by salary and seniority, with the same formula applied to the named executive officers as is applied to all other employees. The profit-sharing plan has historically provided less than 5 percent of total compensation.

•
Performance-based incentive compensation. The named executive officers were among the 16 senior management executives and business unit heads who participated in the pilot performance-based incentive compensation program for fiscal year 2006 that is described above. This pilot program provided a payout only if the specified financial performance goals established for 2006 for each participant in the program were met. The awards to the named executive officers are reflected in the "Non-Equity Incentive Plan Comp" column of the Summary Compensation Table below.

•
Retirement Plan. The named executive officers participate, as do all full-time BNA employees and all part-time employees who work at least 1,000 hours a year, in the BNA Employees’ Retirement Plan. The retirement plan is an ERISA-qualified, non-contributory defined benefit plan. The amount of each participant’s retirement benefit is determined by a specific formula based on average annual compensation and years of service with BNA.

•
Supplemental Employees’ Retirement Plan. Certain of the named executive officers also participate in the Supplemental Employees’ Retirement Plan, which is a non-qualified, non-contributory plan that provides supplemental retirement benefits to those BNA employees whose benefits under the ERISA-qualified plan are limited by the Internal Revenue Code. The Supplemental Employees’ Retirement Plan does not provide vesting rights, and its benefits are payable only upon a participant’s retirement from BNA.

Compensation Committee Report. The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and those discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement

                                    Jonathan Newcomb, Chairman
                                    Gerald S. Hobbs
                                    Susan E. Rice
                                    Ellen Taus
                                    Daniel W. Toohey

Compensation Committee Interlocks and Insider Participation. The members of the Committee serve as the board's independent directors, and none are former or current officers or employees of the Corporation or any of its subsidiaries. None of the members of the Committee had any interrelationships requiring disclosure in this proxy statement.

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation provided to each of the named executive officers for the fiscal year ended Dec. 31, 2006. There are no employment agreements, change in control agreements, or severance agreements in effect for any of the named executive officers. BNA does not offer stock options or other similar awards or grants, or any non-qualified deferred compensation plans.

Name and Principal Position	Year	Salary	(1) Bonus	(2) Stock Comp	(3) Non-Equity Incentive Plan	(4) Change in Pension Value	Total
Paul Wojcik CEO	2006	$545,192	$26,597	$3,414	$0	$63,711	$638,914
Gregory McCaffery COO	2006	$367,692	$17,906	$14,950	$49,010	$93,791	$494,339
George Korphage CFO	2006	$277,789	$13,708	$4,281	$0	$37,565	$333,343
Carol Clark VP	2006	$245,362	$12,040	$1,581	$32,502	$70,277	$329,260
Eunice Bumgardner VP	2006	$202,269	$9,857	$5,176	$0	$20,615	$237,917

(1)	Represents cash profit sharing.

(2)
Represents the expense recognized in BNA’s 2006 financial statements related to Financial Accounting Standards Board Statement 123R, Share-Based Payment. Pursuant to this rule, BNA determined that the sale of shares of BNA stock to BNA employees, including the named executive officers, does not meet the criteria established under FAS123R to be considered non-compensatory. Accordingly, the numbers in this column reflect the compensation for the named executive officers on shares of BNA stock purchased by them during 2006. The BNA Board of Directors implemented changes to BNA’s stock purchase plans to ensure that the non-compensatory criteria under FAS123R can be met. Because this expense is temporary, it is not considered a principal element of compensation and thus is not included in the Compensation Discussion and Analysis.

(3)
Represents the award earned pursuant to the pilot performance-based incentive compensation program in effect for 2006. For further information about this program, see the Compensation Discussion and Analysis section of this proxy statement.

(4)	Represents the increase in the present value of the accumulated benefits under the BNA Employees’ Retirement Plan and, if applicable, the Supplemental Employees’ Retirement Plan.

PENSION BENEFITS TABLE

The following table shows the present value of accumulated benefits payable to each of the named executive officers and the number of years of service credited (including credit for unused sick leave) to each such named executive officer under the BNA Employees’ Retirement Plan and the Supplemental Employee’s Retirement Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Paul Wojcik	Retirement Plan Supplemental Plan	37 37	$1,170,700 $1,752,097	---
Gregory McCaffery	Retirement Plan Supplemental Plan	21 21	$435,277 $216,252	---
George Korphage	Retirement Plan Supplemental Plan	38 38	$1,145,138 $342,351	---
Carol Clark	Retirement Plan Supplemental Plan	24 24	$580,613 $90,201	---
Eunice Bumgardner	Retirement Plan Supplemental Plan	13 13	$189,129 ---	---

V. AUDIT COMMITTEE DISCLOSURE

Audit Committee Report. During 2006, the Audit Committee (i) reviewed and discussed the audited financial statements for 2005 with management; (ii) discussed with KPMG LLP, BNA’s independent public accountants, the matters required to be discussed by Statement of Auditing Standards 61; (iii) confirmed that KPMG is an independent public accountant with respect to BNA within the meaning of the Securities Act and the requirements of the Independence Standards Board; (iv), based on this review and discussions, recommended to the Board of Directors that the audited financial statements be included in BNA’s Annual Report on Form 10-K; (v) authorized that previously issued quarterly financial statements for the first quarter of 2006 contained in BNA’s Quarterly Report on Form 10-Q for the quarter ended March 25, 2006, and the audited financial statements for the fiscal years ended Dec. 31, 2005, 2004, and 2003 contained in BNA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2005, be restated to reflect any correction of errors in the application of generally accepted accounting principles, and (vi) authorized the filing of the restated financial reports.

The committee met with the Cynthia Bolbach, Corporate Secretary, to review conflict of interest questionnaires completed by BNA’s Board of Directors, BNA officers and management personnel, and the members of the subsidiary boards of directors and subsidiary officers; reviewed the requirements imposed upon audit committees by the Sarbanes-Oxley Act of 2002; received status reports concerning BNA’s internal controls assessment project required by Section 404 of the Sarbanes-Oxley Act; and pre-approved for 2007 certain non-audit services performed by KPMG.

Procedure for Handling Complaints Regarding Financial Matters. This procedure, for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters at BNA or at any BNA subsidiaries, is posted on the BNA internal home page, and is also available, without charge, upon written request to the Corporate Secretary, The Bureau of National Affairs, Inc., 1231 25th Street, N.W., Washington, D.C. 20037 (after Aug. 15, 2007, 1801 S. Bell Street, Arlington, Va. 22202). No complaints were received during 2006.

                                Ellen Taus, Chairman
                                Gerald S. Hobbs
                                Jonathan Newcomb
                                Susan E. Rice
                                Daniel W. Toohey

AUDIT COMMITTEE CHARTER
Approved by the Board of Directors
December 7, 2006

The Audit Committee (the “Committee”) is a committee of the Board of Directors, established pursuant to Section VI, Paragraph 1 of the Corporation’s By-Laws. Its primary function is to assist the Board in fulfilling the Board’s oversight of the Corporation’s financial reporting and accounting policies. Such oversight includes ensuring that accounting policies, internal controls, and objective independent auditors are in place to deter fraud, anticipate financial risks, and promote accurate and timely disclosure of financial and other material information to the Board and to BNA shareholders. The Corporation’s management is responsible for preparing the Corporation’s financial statements, and the Corporation’s independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by management and the independent auditors; it is not responsible for certifying the Corporation’s financial statements or guaranteeing the independent auditors’ report.

The Committee shall consist of no fewer than three members of the Board. All members of the Committee shall be independent directors of BNA. All members of the Committee shall have a working familiarity with basic finance and accounting practices, or shall attain such working familiarity within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert,” as such term is defined by Securities and Exchange Commission regulations. The Chair of the Committee shall be elected by the full Board of Directors.

Members of the Committee shall receive compensation in an amount as determined from time to time by the Board. No member of the Committee shall accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation or its subsidiaries other than in his or her capacity as a member of the Board, of the Committee or of any other committee of the Board, or in the form of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation if such amounts are not contingent in any way on continued service.

The Committee shall meet at least four times annually, and will meet more frequently as circumstances dictate.

To fulfill its responsibilities and duties, the Committee shall perform the following duties:

A. Oversight of the Independent Auditors and Audit Process:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and its internal controls system.
•
Be directly responsible for the appointment, compensation, and oversight of the Corporation’s independent auditors, including reviewing and appraising the effort of the Corporation’s independent auditors, making recommendations to the Board of Directors concerning the selection, retention, or termination of the independent auditors, and reviewing, in consultation with the independent auditors, the audit scope and plan.

•	Provide an open avenue of communication between the independent auditors and the Board of Directors.
•	Review with the independent auditors the auditors’ judgments concerning the quality, and not just the acceptability, of the company’s accounting principles as applied in its financial reporting.
•	Regularly review with the independent auditors any audit problems or difficulties encountered in the course of the audit work.

•	Review with management and the independent auditors the results of the audit and recommendations made by the independent auditors.
•
Obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation, especially any disclosed relationships that may impact the independent auditors’ objectivity, and recommend to the Board any action needed to ensure the independence of the independent auditors.

•
Review the fees charged by the independent auditors for audit and non-audit services to the Corporation, and comply with applicable pre-approval and disclosure requirements for audit services and non-audit services provided by any auditors.

•
Assure regular rotation of the lead audit partner and compliance with the conflict of interest requirements of Section 10A of the Securities Exchange Act of 1934, to the extent applicable to the Corporation.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks.
•	Discuss the Corporation’s annual audited financial statements and quarterly financial statements with management and the independent auditors.

B. Oversight of the Corporation’s Internal Controls

•
Serve as an independent and objective party to review the Corporation’s financial reporting process, internal audit functions and internal controls system, including internal controls applicable to the Corporation’s subsidiaries.

C. Other Oversight Responsibilities

•
Review, with the Corporation’s General Counsel and Corporate Secretary, any legal compliance matters, including compliance with federal securities laws and compliance with the Corporation’s Conflict of Interest Policy.

•
Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

This charter shall be reviewed by the Committee and the Board of Directors annually.

Audit Committee Pre-Approval Policy. Pursuant to a resolution adopted by the committee, the committee must approve any non-audit services performed by KPMG, and will not approve, in general, any services by KPMG that would constitute an audit of the independent public accountant’s own work, that would result in the independent public accountant performing management functions or acting as an advocate for BNA, or that would permit the independent public accountant to promote BNA stock or other financial interests. The committee also reviewed whether the provision of these services is compatible with maintaining the independence of the independent accountants.

Fees Paid to the Independent Public Accountant. The following fees were incurred by BNA for professional services rendered by KPMG during the years ended Dec. 31, 2006 and 2005: audit fees for restatement procedures, $1,330,000 in 2006; annual audit fees, including review of 10-Qs, $795,000 in 2006 and $580,000 in 2005; audit-related fees, including employee benefit plans, $15,000 in 2006 and $45,000 in 2005; tax fees, including tax compliance services, $21,000 in 2006 and $13,000 in 2005; all other fees, including state and local tax assistance, $14,000 in 2006 and $21,000 in 2005.

VI. INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

BNA’s independent public accountants for 2006 were KPMG LLP. A representative of that firm will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and to respond to appropriate questions.

VII. VOTING PROCEDURES

Enclosed is a ballot and proxy form/envelope to be used in voting for directors. Instructions for the use of the ballot appear on the ballot.

Please note that the ballot for Class A stockholders lists the number of shares you own directly, as well as the number of shares held in your name by the Stock Fund Trustee of the BNA 401(k) Plan. Technically, because shares in the BNA 401(k) Plan are held by the Stock Fund Trustee in the names of the participants in that Plan, the Trustee votes those shares. By returning the ballot portion of the proxy, you instruct the Trustee as to how the shares held in your name are voted, just as you instruct the holders of the proxy to vote the shares held directly by you. The ballots are opened and counted by CSC Entity Services, LLC, Wilmington, Del., which will inform the Stock Fund Trustee as to the total number of shares voted in the 401(k) Plan. The Trustee will assume that failure to return the ballot portion of the proxy for shares held in the 401(k) Plan constitutes instructions that those shares not be voted. Thus, completion and return of the ballot portion of the proxy will effectively vote shares held in the BNA 401(k) Plan as well as shares acquired through the Stock Purchase and Transfer Plan.

Directors will be elected by a plurality of votes cast. If you, as a Class A stockholder, properly execute and return your ballot, but do not indicate how your shares are to be voted, your shares will not be voted at all in the election of directors. The resolution proposed by shareholders will not be approved unless a majority of the outstanding Class A shares are voted in its favor. If you do not indicate how your shares will be voted on the shareholder proposal, your shares will not be voted at all on the shareholder proposal. An abstention on the shareholder proposal has the effect of a vote against the proposal.

If you will vote in person at the annual meeting, please bring this ballot and the envelope with you.

Jonathan Rains and Karen Newton have been designated by the Board of Directors as the inspectors and judges of the election for directors, on the shareholder proposal, and of any other vote which may be taken at the annual meeting. The votes for directors and on the shareholder proposal will be tallied by CSC Entity Services. Immediately after the tallying and certification of the vote by the judges, CSC Entity Services will seal and store the ballots.

All directors will hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the BNA By-Laws.

VIII. 2008 STOCKHOLDER PROPOSALS

Except for stockholder nominations for director governed by the BNA By-Laws, stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 2008 Annual Meeting must be received no later than Nov. 30, 2007. Such proposals should be directed to Cynthia Bolbach, Corporate Secretary, The Bureau of National Affairs, Inc., 1231 25th Street, Washington, D.C. (after Aug. 15, 2007, 1801 S. Bell Street, Arlington, Va. 22202).

IX. OTHER BUSINESS

The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors and the vote on the shareholder proposal. The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting. If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in the Corporation's By-Laws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of BNA’s Class A common stock entitled to vote at such meeting, unless a different vote is required by BNA’s Articles of Incorporation or By-Laws, and subject to any additional requirements imposed by applicable law.

The enclosed biographical sketches of nominees for the Board of Directors are incorporated by reference into this Proxy Statement.

                                                        By Order of the Board of Directors,

                                                        s/Cynthia Bolbach
                                                        Cynthia Bolbach
                                                        Corporate Secretary

March 30, 2007

BIOGRAPHICAL SKETCHES OF NOMINEES

Photo of
Paul A. Blakely (49), manager of financial planning and analysis, joined BNA in 1984. His group prepares the corporation’s budget, and provides financial evaluations of acquisition targets and proposed new products.

Paul A.
Blakely
Blakely has served on the Board of Directors of BNA since 2004, the Tax Management board since 1998, and from 1993 until its sale in 1999 was a director and officer of BNA Communications Inc. He serves on the Budget Committee and three other BNA board committees, including the Retirement Plan Administrative Committee since 1992. He also serves as BNA’s assistant treasurer, Tax Management’s treasurer and secretary, and as a trustee of the BNA 401(k) plan. He is the financial representative for the Legal and Business Publishing Unit. He has served on several product and department audit committees, on the supervisory committee of the BNA Federal Credit Union, and he was a member of the management bargaining committee for the 1994 and 1997 Newspaper Guild contract negotiations

 Blakely holds a B.A. in economics from the University of Virginia and an MBA in finance from Marymount University. He is a CPA and a member of the American Institute of Certified Public Accountants, and the Greater Washington Society of CPAs, where he is a past chairman of the SEC practice committee. His wife, Rosie, is a market research analyst for BNA.

Photo of Cynthia J.
Cynthia J. Bolbach (59), vice president and corporate secretary, has been a member of the Board since 2001, and serves on its Budget Committee. She also serves on the boards of IOMA, Kennedy Information, Inc., The McArdle Printing Co., Inc., and STF Services Corp.  As BNA’s corporate secretary, her duties include overseeing the operation of the Stock Purchase and Transfer Plan.

Bolbach

Bolbach began her BNA career as a legal editor on the staff of Environment Reporter, and was the managing editor of Media Law Reporter and the U.S. Patents Quarterly. She served as director of the Publishing System Project, responsible for the implementation of BNA’s PS2000 publishing system. In 1997, she served for several months as the interim director of information technology.  In 2000 she was asked to lead the effort to update BNA’s circulation and billing business systems. She has served on several product and department audit committees.

She is a graduate of Wittenberg University, received a J.D. degree from the Georgetown University Law Center, and is a member of the District of Columbia Bar.

Photo of Eunice L. Bumgardner
Eunice Lin Bumgardner (46), vice president and general counsel, joined BNA in 1994 as associate general counsel. She was appointed general counsel in 1995 and elected vice president in 1996. Bumgardner serves on the Budget Committee, Insurance Oversight Committee, and the Long-Range Facilities Planning Task Force, and has served on the Retirement Plan Administrative Committee, 1997 collective bargaining team, and as BNA’s 1998 United Way chairperson. She has been a member of the BNA Washington Inc., board since 1996 and is its corporate secretary. She also is a member of the boards of IOMA, Kennedy Information, Inc., The McArdle Printing Co., Inc., and STF Services Corp..

Prior to coming to BNA, Bumgardner was a senior associate with the New York-based law firm of LeBoeuf, Lamb,
Greene & MacRae, where she worked in several practice areas including employment/labor, general corporate and employee benefits/ERISA, and was active in the firm’s recruiting program. She began her professional legal career with Smith, Heenan & Althen, where she maintained a broad corporate practice. Bumgardner has advised a number of corporate boards of directors, including a large publicly-held company. Bumgardner also has worked as a research assistant to Professor Paul Rothstein (Georgetown University Law Center), a summer associate at Lillick, McHose & Charles, and a law clerk for Neighborhood Legal Services Corporation in Anacostia. She is the author of several publications including a Tax Management portfolio. Bumgardner is active in the Association of Corporate Counsel’s National Small Law Department Committee, in mentoring Georgetown and Emory law students and alumni, and speaking on corporate counsel panels.

Bumgardner graduated from Emory University, Atlanta, Ga., with a business degree in finance, and received her law degree from Georgetown University in Washington, D.C. She is admitted to practice in Maryland and D.C.

Photo of Sandra C.
Sandra C. Degler (67), chairman of the board and chairman of Tax Management Inc. Presently serving as a consultant to the parent and TM, she has been a member of the BNA board since 1990 and the Tax Management board since 1982. She has also served on the boards of two other BNA subsidiaries. She is a member of the BNA board's Executive Committee, Budget Committee, Corporate Governance Committee, and investment committees.

Degler

Over her long career with BNA, she served as president of Tax Management, BNA marketing manager, labor product manager, and managing editor of two publications, and was the first managing editor of Occupational Safety and Health Reporter. As president of Tax Management, she oversaw the development of the first personal computer software product for BNA and the first CD service. Previously she was public relations and advertising Manager for Blue Cross of Virginia. She has authored various books and articles on OSHA and environmental issues.

Educated at Goucher College, Towson, Md., she also studied marketing and management at the University of Wisconsin. She was a member of the International Fiscal Association and has served on the Advisory Board for the New American Workforce.

Photo of Neil R. Froemming
Neil R. Froemming (61), joined BNA in 1978 as a proofreader in internal production and became a reporter for Chemical Regulation Reporter later that year. In 1983, he joined Tax Management’s Cal-Q-Tax division and participated in the design and development of BNA’s first microcomputer software products. He continued to perform various computer support and software development management functions after Cal-Q-Tax was reconstituted as BNA Software in 1984. He retired in May 2005, but continues to assist BNA Software with financial data reporting on a consulting basis. Froemming’s undergraduate and graduate studies were in Political Science (University of Arizona) and Japanese Area Studies (University of Hawaii). He has taught school in Malawi, served for five years as an officer in the U.S. Air Force, and served on boards and committees of many Quaker and other community organizations.

Photo of Gerald S. Hobbs
Gerald S. Hobbs (65), was the Chairman and CEO of VNU, Inc., and vice-chairman of the Executive Board of VNU N.V. until April 2003. In the United States, VNU includes media and information businesses that provide a broad range of data, research products, and communication services to the business community. Under his leadership, the company published 80 specialized publications and more than 30 annual directories, operated 125 trade shows, conferences, and events, and published and distributed hardcover books. It also owns numerous individual research and information companies, including A.C. Nielsen and Nielsen Media Research, focused in the areas of marketing and media. VNU’s publications and businesses include Billboard, Adweek, Mediaweek, The Hollywood Reporter, Progressive Grocer, Successful Meetings, Sales & Marketing Management, National Jeweler, Commercial Property News, BASES, Nielsen TV Ratings, Claritas, Spectra Marketing Systems, and NetRatings, Inc

Hobbs has served as Chairman and director of the American Business Media and BPA International. He currently serves as a director of The Advertising Council, Inc., Medley Global Advisors LLC, Western Institutional Review Board, and VNU B.V. In 2005 he became an operating partner of Boston Ventures Management, Inc., the general partner of Boston Ventures Limited Partnership, a private equity firm specializing in media, communications, and entertainment company investments.

Photo of Margret S. Hullinger
Margret S. Hullinger (42), executive editor and publisher, Book Division, joined BNA in 1985 as a marketing secretary. Since then, she has held a variety of positions in the Book Division, including marketing systems coordinator, business manager, and operations manager. Hullinger was promoted to executive editor in 1999. Since then, the division’s revenue has grown by more than 30 percent, and the division continues to be one of the company’s most profitable divisions. Her responsibilities include overseeing all of the division’s editorial, production, marketing, business, customer service, and distribution functions.

In addition to her Book Division responsibilities, Hullinger is the marketing director for the Legal and Business Publishing Group, where she directs the implementation of the group’s overall marketing strategy to ensure revenue growth and expanding penetration within existing and new markets.

Hullinger attended Northern Virginia Community College and completed George Washington University’s Publications Certificate Program. She served on the board of Kennedy Information, Inc., for three years. Hullinger is a current member of the EEO Committee, and has been named chair of the new E-Commerce Initiative Steering Committee, whose mission is to research and implement an e-commerce solution for all divisions within BNA. Hullinger was elected to the BNA Board in 2005.

Photo of George J. Korphage
George J. Korphage (60), vice president and chief financial officer, joined BNA in 1972. He has been a member of BGNA's Board of Directors since 1988. A CPA, he was in public accounting for three years before coming to BNA. He serves on the Strategic Planning Committee and the Long-Range Facilities Planning Task Force. He is a member of the board's Executive Committee, and chairs its Budget Committee and investment committees. He is also a director of BNA International Inc., IOMA, Kennedy Information, Inc., The McArdle Printing Co., Inc., and STF Services Corp., and chairs the board of BNA Washington Inc.

Korphage is an accounting graduate of Emporia (Kansas) State University, and did graduate work in finance at the
University of Maryland. He is a member of the American Institute of Certified Public Accountants and the Greater Washington Society of CPAs. He has announced his retirement from management, effective April 30, 2007.

Photo of Gregory C.
Gregory C. McCaffery (45), vice president and chief operating officer, and president, Tax Management Inc. He has been a member of the Board since 1997, and also serves on the board of TM. McCaffery was named editor-in-chief effective January 1, 2000, and publisher in July 2001.

McCaffery
McCaffery joined BNA in 1986 as an editor on the staff of BNA's Chemical Regulation Reporter. He served in reporting and editing positions on several BNA publications until 1990, when he was appointed to management. In 1992, McCaffery helped to create, edit, and launch BNA's Americans with Disabilities Act Manual (ADAM). In 1996, he helped manage the successful development and launch of BNA's notification services in Lotus Notes and Web formats, and was named director of marketing and product development for the parent company.

McCaffery has held management positions on the following publication staffs: Daily Labor Report, Labor Relations Week, BNA’s Employee Relations Weekly, Workforce Strategies, Affirmative Action Compliance Manual, Equal Employment Opportunity Compliance Manual, and BNA’s Americans with Disabilities Act Manual.

McCaffery holds a bachelor of science degree from American University, and has completed course work at the University of London, the California Institute of Technology, and The Wharton School at the University of Pennsylvania.

Photo of Darren P. McKewen
Darren P. McKewen (45) is BNA’s group publisher for tax and accounting services. He has served on the Tax Management Inc. board for the last six years, and is a past member of the IOMA board.

McKewen began his BNA career in 1987 as a research analyst on the customer support staff of BNA PLUS. He subsequently worked in a variety of editorial positions as a writer, copy editor, and then managing editor. He held several positions working on new product development and product enhancements, leading up to director of product development. Most recently, McKewen served as executive editor and group publisher for the Human Resources & Payroll Publishing Group. He has been with Tax Management since 2005.

Prior to BNA, McKewen was an English teacher at the British cultural center in Asuncion, Paraguay, and worked as a research assistant at the Center for Strategic & International Studies in Washington.

He holds a degree in political science from the University of Virginia and a certificate in information technology management from George Mason University.

Photo of Jonathan Newcomb
Jonathan Newcomb (60), is currently a senior advisor at Coady Diemar Partners, LLC, a New York investment firm. In 2006, he was the chief executive officer of Cambium Learning, an educational services company based in Boston. Prior to that, he was a principal in the New York-based private equity firm of Leeds Weld & Co. From 1994 through 2001, he was chairman and chief executive officer of Simon & Schuster, one of the world’s leading educational, reference, and consumer publishers. He had been president and chief operating officer since January 1991, after serving as executive vice president, operations, since November 1989.

Prior to Simon & Schuster, Newcomb was president of McGraw-Hill’s Financial and Economic Information Corp., which included the business units of Standard & Poor’s and Data Resources Inc. He began his career with the Dun &

Bradstreet Corp. following his service as a lieutenant in the U.S. Army in Vietnam. He sits on the boards of United Business Media and Journal Communications. Additionally, he is a board member of New School University.

Photo of Susan E. Rice
Susan E. Rice (42), senior fellow, foreign policy studies and Global Economy and Development Program, The Brookings Institution. From October 1997 until January 2001, she served as Assistant Secretary of State for African Affairs, where she was responsible for formulating and implementing overall U.S. policy towards 48 countries of Sub-Saharan Africa, and for public advocacy of U.S. policy towards Africa. From 1995 to 1997, Rice was a Special Assistant to President Bill Clinton and was Senior Director for African Affairs, National Security Council, responsible for coordinating inter-agency formulation and implementation of U.S. government policy towards Africa. From 1993 to 1995, she was the Director, International Organizations & Peacekeeping, National Security Council, where she coordinated the Clinton Administration’s policy towards the United Nations system as well as regional and U.N. peacekeeping matters. From 1991 to 1993, she was a management consultant with McKinsey and Company.

Rice is a graduate of Stanford University. She earned a Master of Philosophy degree and a D.Phil (Ph.D.) degree in International Relations from New College, Oxford University. She serves on the boards of the U.S. Fund for UNICEF, the National Democratic Institute, the Beauvoir School, Stanford University’s Freeman-Spogli Institute for International Studies, the Partnership for Public Service, and the Atlantic Council. She is a member of the Aspen Strategy Group and the Council on Foreign Relations.

Photo of Ellen Taus
Ellen Taus (48), chief financial officer, Oxford University Press, Inc. She was chief financial officer of New York Times Digital from September 1999 - February 2003, and served as treasurer of The New York Times Company since 1997. She joined the New York Times Company as assistant treasurer in December 1996. From 1994 to 1996, Taus was an independent financial and transition consultant. Taus was a vice president of corporate finance at R.H. Macy from 1992 to 1994.

Prior to that, Taus served as chief financial officer at the American Museum of the Moving Image from 1990 to 1992, as manager of corporate development at TW Services from 1985 to 1990, and evaluated all venture capital proposals for New York & Foreign Securities from 1983 to 1985. She received a B.A. degree in economics with honors from Northwestern University in 1980 and an M.B.A. degree in finance and marketing from Columbia University School of

School of Business in 1982. In 1999 she completed the executive program at Stanford University.

Photo of Daniel W. Toohey
Daniel W. Toohey (67), spent almost forty years practicing law in Washington, D.C., most of them at Dow Lohnes PLC, where he managed the firm for several years. He retired in 2002. During the years of his active practice he devoted time to writing and lecturing, principally on matters of communications and intellectual property law. He also was active in many community enterprises, including the Greater Washington Board of Trade, The Shakespeare Theatre, the Federal City Council, and others. For most of these he served as both trustee and general counsel. He lectured at the University of Michigan as a visiting professor, and taught classes at many other colleges and universities.

His academic degrees include an A.B. and J.D. from St. Louis University. He also holds a certificate from the Center for Professional Development at Georgetown University. He maintains a practice in executive/leadership coaching. He is a member of the board of directors of NewTower Trust Company, Bethesda. Md. He maintains inactive memberships in the bars of the U.S. Supreme Court, the District of Columbia, and the states of Missouri and New York.

Photo of Robert L. Velte
Robert L. Velte (59) joined BNA in 1976 and served in a wide variety of operational and executive positions. He was appointed president of BNA Communications Inc. in 1986, a position he held until 1994. He was president of BNA International Inc. from 1994 to 1997. He served as Vice President, Strategic Development from 1995 until 2006, where his responsibilities included developing strategic focus for BNA, third party distribution relationships, strategic alliances, and merger and acquisition activities for BNA and its subsidiaries.

Velte was elected to the BNA Board of Directors in 1996 and is a member of the board's Executive Committee. He has served on the Budget Committee, investment committees, and the Strategic Planning Committee. Velte chaired the board of BNA International, Inc., and served as a member of the boards of IOMA, Kennedy Information, Inc.,

The McArdle Printing Co., Inc., and STF Services Corp. Prior to joining BNA, Velte worked in public accounting and served as budget director of Dyncorp. He is a graduate of Purdue University, with a degree in management, and is a CPA.

Photo of Paul N. Wojcik
Paul N. Wojcik (58), president, chief executive officer, and vice chairman of the board. Wojcik was elected to BNA's Board of Directors in 1989. He also serves as a member of the boards of BNA International Inc., IOMA, Kennedy Information, Inc., The McArdle Printing Co., Inc., STF Services Corp., and Tax Management Inc.

Wojcik joined BNA in 1972 as an editor for U.S. Law Week and was named managing editor of that service in 1979. In 1984, he became corporate counsel, and in June 1988, he became vice president and general counsel. In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995. In December 1996, he was elected CEO. He is currently a member of BNA's Executive Committee, Strategic Planning Committee, investment committees, and the Long-Range Facilities Planning Task Force.

Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law. He serves on the board of directors and the strategic planning committee of Signature Theatre.

THE BUREAU OF NATIONAL AFFAIRS, INC.	Shares Owned:
ANNUAL STOCKHOLDERS’ MEETING	Regular:
April 21, 2007	BNA 401 (k) Plan:

BOARD OF DIRECTORS ELECTION

INSTRUCTIONS: Place an X in the box after the names of the candidates for whom you wish your proxy to cast your votes. You are entitled to vote for not more than five independent candidates, and for not more than 10 stockholder candidates.

STOCKHOLDER CANDIDATES		INDEPENDENT CANDIDATES

Blakely, Paul A.*	1.__________	Hobbs, Gerald S.*	1.__________
Bolbach, Cynthia J.*	2.__________	Newcomb, Jonathan*	2.__________
Bumgardner, Eunice*	3.__________	Rice, Susan E.*	3.__________
Degler, Sandra C.*	4.__________	Taus, Ellen*	4.__________
Froemming, Neil R.*	5.__________	Toohey, Daniel W.*	5.__________
Hullinger, Margaret S.*	6.__________
Korphage, George J.*	7.__________
McCaffery, Gregory*	8.__________
McKewen, Darren P.	9.__________
Velte, Robert L.*	10.__________
Wojcik, Paul N.*	11.__________

*Member of present Board
_____________________________________________________________________________________

SHAREHOLDER PROPOSAL

INSTRUCTIONS:

The Following proposal has been submitted by Class A Stockholders Michelle Amber, Angela Britt, Erik Brown, Gloria Deigh, Bruce Kaufman, Gail Keller, Ken May, Susan McGolrick, Nancy Montwieler, Reza Namdar, and Chrissie Vidas.  Specify your vote by marking the appropriate box with an X.  The Board of Directors reccomends a vote AGAINST the proposal.

RESOLVED, that the shareholders of The Bureau of National Affairs, Inc. recommend that the Board of Directors adhere to the company's traditions and discontinue the pilot incentive-based compensation program for a limited group of senior management executives and business unit heads.
________FOR ____AGAINST ____ABSTAIN

To Vote:  Complete and fold ballot; put it in proxy envelope; sign, date, and seal proxy envelope, and return sealed proxy envelope either by mail, in the ballot boxes at BNA, or at the meeting.

(INTERIOR ENVELOPE)
THE BUREAU OF NATIONAL AFFAIRS, INC.
COMMON STOCK PROXY FORM
Proxy Solicited by the Board of Directors

    I hereby appoint Karen W. Newton or Jonathan A. Rains as Proxy to represent me and to vote all the shares of Common Stock held by me on March 17, 2007, at the annual meeting of shareholders to be held on April 21, 2007, or any adjournments thereof. My shares are to be voted only as designated by me on the enclosed ballot, which is made a part hereof, and I withhold authority to vote on any other matter brought before the meeting.
__________________ Signature __________________ Date